Exhibit 10.4
Maximum Credit Contract
(Version 2015011)
No.: NBCB7501MS21712
Party A (Creditor): Bank of Ningbo Co. Suzhou Branch
Party B (Debtor): Zai Lab (Suzhou) Co., Ltd.
Party C (Guarantor): Zai Lab (Suzhou) Co., Ltd.
In order to clarify the rights and obligations of all parties, in accordance with the provisions of the Contract Law, the Guarantee Law, etc., all parties have reached a consensus through equal negotiation and entered into this contract.
I. The maximum credit limit under this contract is equivalent to RMB (in words) Two Hundred and Thirty million Two Hundred and Sixty Thousand Yuan. This amount is the maximum limit for all business transactions specified in Article 3 of this contract that occur during the period specified in Article 2 of this contract, and can be used for turnover.
The parties agree that Party A has the right to adjust Party B’s maximum credit limit, credit card limit (including temporary adjustments), personalized repayment plan, business term, etc., based on Party B’s credit status, guarantee status, and Party A’s financial situation. Party A does not need to obtain Party B’s consent or provide explanations to Party B and Party C. Once such adjustment decision is made, it shall take effect immediately, and Party C undertakes to continue to bear joint and several guarantee liability in accordance with the provisions of this contract.
The maximum credit limit stated in this contract only applies to the business under this contract. Party B may simultaneously enter into multiple Maximum Credit Contracts and other single or maximum business contracts with Party A, each of which is independent of each other.
II. The occurrence date of all business under this contract must be within the period from January 8, 2024 to September 27, 2029.
III. The business under this contract is the content described in item 1 below:
1. Self-operated business: Including but not limited to RMB/foreign currency loans, bank/commercial acceptance draft discounting, bank acceptance draft acceptance, bank guarantee letter (guarantee), standby letter of credit, account overdraft, export package loan, import letter of credit, shipping guarantee, import refinancing, import bill advance, export bill advance (including export commercial invoice financing), forfaiting, export factoring, invoice discounting, loan commitment, borrowing and repurchase entrusted loans, non-standard channel financing business, credit card credit business (including credit card consumption, withdrawal, credit card consumption installment, credit card cash installment, etc.), financial derivative product transactions,     /     and other domestic and foreign currency on and off balance sheet credit business varieties (including contingent debt business), etc.
2. Entrusted debt investment business.

3.     /    .
If engaging in entrusted debt investment business, Party A (substantive trustee) authorizes     /
(nominal trustee) to sign the relevant Entrusted Debt Investment Agreement, fulfill all rights and obligations related to the trustee under the Entrusted Debt Investment Agreement, and these rights and obligations shall ultimately be borne by Party A (i.e. substantive trustee).
IV. When handling each specific business, both Party A and Party B shall sign a separate specific business master contract. The amount, term, actual start and maturity date, interest rate, etc. of each specific business shall be subject to the corresponding main contract and promissory note (if any), credit card application form signed when applying for credit card, usage contract, customer instructions, etc.
V. If there is any dispute between the parties, it shall be resolved through negotiation. If it fails, a lawsuit shall be filed with the people’s court in the location where Party A is located.
VI. The electronic stamp affixed to this contract has the same legal effect as the physical stamp affixed.
VII. Supplementary terms:     /

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The following is the signature page of Party B/Party C for the Maximum Credit Contract (Contract No. NBCB7501MS21712) signed between Zai Lab (Suzhou) Co., Ltd. (Party B), Zai Lab (Suzhou) Co., Ltd. (Party C), and Bank of Ningbo Co. Suzhou Branch (Party A).

Party B (stamp):         Party C (stamp):
Zai Lab (Suzhou) Co., Ltd.        Zai Lab (Suzhou) Co., Ltd.
(company chop)        (company chop)

JAMES SHUIZHONG YAN        JAMES SHUIZHONG YAN
(name chop)        (name chop)

Signing date: February 6, 2024

The following is the signature page of Party A for the Maximum Credit Contract (Contract No.: NBCB7501MS21712) signed between Zai Lab (Suzhou) Co., Ltd. (Party B), Zai Lab (Suzhou) Co., Ltd. (Party C), and Bank of Ningbo Co. Suzhou Branch (Party A).

Party A (stamp):
Bank of Ningbo Co. Suzhou Branch
(contract chop)

Lin Ping
(name chop)

Signing date: February 6, 2024